Exhibit 10.8

Exclusive Business Cooperation Agreement

This Exclusive Business Cooperation Agreement (the “Agreement”) is made and entered into by and between the following parties on July 16, 2021 in Huangpu District, Shanghai:

Party A: Qingdao Zecan Information Technology Co., Ltd

Legal Representative: Chunjie Xu

Address: Room 301, 3/F, Qingdao Financial Center Plaza, 15 Miaoling Road, Laoshan District, Qingdao, Shandong Province

Party B: Shanghai Fendan Information Technology Co., Ltd

Legal Representative: Chunjie Xu

Address: 15/F, 180 Tianjin Road, Huangpu District, Shanghai

WHEREAS

1. Party A is a wholly foreign-owned enterprise incorporated and validly existing under the laws of the People’s Republic of China, and is mainly engaged in technical consulting and services; and Party B is a limited liability company incorporated and validly existing under the laws of the People’s Republic of China;

2. Party A has resources and qualifications for advanced technical consulting and services, and agrees to utilize its advantages in HR, technology and information to provide Party B with relevant exclusive technical services, technical consulting and other services (see below for the specific scope) during the term of the Agreement, and Party B agrees to accept Party A or any of its designated parties (including Party A’s overseas parent company or any of its directly or indirectly controlled subsidiaries) to provide such services in accordance with the terms herein.

NOW THEREFORE, in accordance with the Civil Code of the People’s Republic of China and other relevant laws and regulations, and on the basis of equality, free will, honesty and good faith, both Parties further agree as follows:

Article 1 Scope of Services

1.1 In accordance with the terms and conditions of the Agreement, Party B hereby appoints Party A as Party B’s exclusive service provider to provide Party B with comprehensive business support, technical services and consulting services during the term of the Agreement (the “Term”). The specific scope of such services include all or part of the services determined by Party A from time to time within the business scope of Party B, including, but not limited to: technical services, network support, business consulting, equipment and leasing, market consulting, system integration, product R&D, system maintenance, management consulting services related to Party B’s business operations, and, as permitted by the Chinese law, any other consultations and services related to the above provided from time to time at the request of Party B (the “Services”).

1.2 Party B agrees to accept the Services provided by Party A. Party B further agrees that Party B shall not accept any consultation and/or service provided by any third party or cooperate with any third party during the Term regarding the matters herein without the prior written consent of Party A. Party A may designate a party (the designated party may sign all or part of the agreements described in Article 1.4 herein with Party B) to provide Party B with the Services.

1.3 In order to ensure that Party B meets the cash flow requirements in its daily operations and/or offset any losses incurred in the course of its operations, Party A may, at its discretion, provide Party B with financial support regardless of whether Party B actually incurs any such operating losses (only to the extent permitted by the Chinese law). Party A may provide financial support for Party B in the form of loans permitted by the Chinese laws (see below for its definition), and a separate contract shall be concluded for such loans.

1.4 Terms of Provision of the Services

(1) For the purpose of providing the Services for Party B during the Term, both Parties agree to sign any and all other technical service agreements and consulting service agreements, directly or via their respective affiliates with corresponding service capabilities and resources, to agree upon the detailed scopes, methods, personnel, costs and other details about the specific Services. For example, Party A provides programming and other services for Party B at the phase of core technical services, while Party B uses Party A’s programming design on the basis of completing detailed information such as art design, text design, and intellectual property rights.

(2) To perform the Agreement, it’s agreed that both Parties can sign, directly or via their respective affiliates, intellectual property (including, but not limited to: software, trademarks, patents, and technical secrets) license agreements during the Term - such agreements shall allow Party B to use Party A’s relevant intellectual property rights to the extent required by Party B’s business.

(3) To perform the Agreement, it’s agreed that both Parties can sign, directly or via their respective affiliates, any other agreements for the purpose of providing the Services by Party A for Party B during the Term.

(4) Party A may, at its discretion, subcontract the Services, in whole or in part, to any third party that has all necessary abilities and resources for providing the Services.

1.5 For the purpose of providing the Services in accordance with the Agreement, both Parties shall communicate and exchange all information related to their business and/or customers in a timely manner. The Services provided by Party A herein are exclusive. For the existing services provided by any third party for Party B, which are the same or similar to those Services provided by Party A, Party B may continue such services after the written consent of Party A; and without the said consent of Party A, Party B shall terminate such services immediately. For any other contracts that Party B is performing, or any other legal instruments stipulating Party B’s obligations, Party B shall continue to perform them, and without the written consent of Party A, Party B shall not change, modify or terminate the said contracts or legal instruments.

Article 2 Service Term

The term of the Services provided by Party A is 10 years from the effective date of the Agreement, and shall automatically renew for an additional 10-year period at the end of each term until Party A requests to terminate this agreement in writing (the “Service Term”).

Article 3 Intellectual Property, Confidentiality and Non-Competition

3.1 To perform the Agreement, it’s agreed that both Parties can sign intellectual property (including, but not limited to: software, trademarks, patents, technical secrets, trade secrets, etc.) license agreements during the Term - such agreements shall allow Party B to use Party A’s relevant intellectual property rights free of charge to the extent required by Party B’s business, or, when necessary, Party A agrees to transfer part of its intellectual property rights to Party B or register such intellectual property rights under Party B’s name.

3.2 Unless agreed by Party A, Party A has exclusive and proprietary rights and equities regarding any rights, ownership, equities and intellectual property rights generated or created by Party B’s operations during the performance of the Agreement based on providing the Services for Party B, including, but not limited to, any and all current and future copyrights, patents (including patents of invention, utility model and design), patent applications, trademarks, trade names, brands, software, technical secrets, trade secrets, all related goodwill, domain names and any other similar rights (the “Rights”), regardless of whether they are developed by Party A or Party B. Party B shall not claim any of the Rights against Party A. Party B shall sign all documents required to make Party A the owner of the Rights and take all actions required to make Party A the owner of the Rights. Party B shall guarantee that there are no defects in the Rights, and if any, it shall compensate Party A for any and all losses caused by such defects (if any).

3.3 Without the written consent of Party A, Party B shall not transfer, assign, mortgage, license or otherwise dispose of any of the Rights.

3.4 Party B shall deal with any of the Rights as directed by Party A from time to time, including, but not limited to, assigning or authorizing the Rights to Party A or any of its designated persons without violating the Chinese law.

3.5 Both Parties acknowledge that any oral or written information they exchange in connection with the Agreement is confidential (the “Confidential Information”). Either Party shall keep the Confidential Information confidential, and shall not disclose any Confidential Information to any third party without the written consent of the other Party, except: (a) the information that has been known to the public (but that’s not because the receiving Party of the Confidential Information discloses it to the public); (b) the information required to be disclosed by applicable laws, or the rules or regulations of any stock exchange; or (c) the information which must be disclosed to any legal or financial advisor of either Party for the transactions stated herein, in which case, the said legal or financial advisor is also subject to confidentiality obligations similar to the obligations in this article. Any disclosure of the Confidential Information by any staff member or institution employed by either Party shall be deemed as the disclosure of the Confidential Information by that Party, and that Party shall be liable for breach of the Agreement. The terms in this paragraph shall remain in full force and effect following the termination of the Agreement for any reason.

3.6 Party B shall not sign any documents or make relevant commitments that have conflicts of interest with agreements and other legal documents that it has concluded with Party A and/or any of its designated persons and is performed. Party B shall not act or omit to cause any conflict of interest between Party B and Party A and/or any of its shareholders; and if any (Party A has the right to decide, at its discretion, whether such conflicts of interest arise), Party B shall take actions to resolve such conflicts as soon as possible with the consent of Party A or its designated person. If Party B refuses to take actions to resolve such conflicts, Party A has the right to exercise its option right under the Exclusive Option Agreement.

3.7 During the Term, any and all customer information and any other related materials in connection with Party B’s business and the Services provided by Party A shall be owned by Party A.

3.8 Both Parties agree that this Article 3 shall remain in full force and effect regardless of whether the Agreement is modified, cancelled or terminated.

Article 4 Calculation of Service Fee

4.1 Party B agrees to pay the consulting service fee (the “Service Fee”) in accordance with the Annex I attached hereto.

4.2 Party B shall pay Party A the Service Fee according to the payment terms and time specified by Party A in writing. Both Parties agree that Party B can postpone the payment with the prior written consent of Party A.

4.3 Both Parties confirm that during the Service Term, Party A will enjoy and bear all the economic benefits and risks arising from Party B’s operations; and Party A promises that it will provide financial support for Party B if the latter’s business is in severe difficulty, and Party A has the right to decide whether Party B shall continue to operate in the event of the foregoing circumstance, and Party B shall unconditionally approve and agrees to the said decision made by Party A.

Article 5 Representations and Warranties

5.1 Party A represents and warrants:

(1) That it is a wholly foreign-owned enterprise legally incorporated and validly existing under the Chinese laws with a separate legal personality; and that it has complete and independent legal status and capacity, and has obtained appropriate authorization to execute, deliver and perform the Agreement, and can independently act as a subject of litigation.

(2) That its execution and performance of the Agreement does not violate any laws or regulations, government approvals, authorizations or any other government regulations that are binding upon or affects it, any other agreement it has concluded with any third party, or any promise it has made to any third party.

(3) That after executed and delivered by it, the Agreement shall constitute Party A’s legal, effective and binding obligations, which are enforceable hereunder.

(4) That there is no pending litigation, arbitration or any other judicial or administrative procedure that will affect Party A’s ability to perform its obligations hereunder, and that to the best of its knowledge, no one has threatened to take the above actions.

(5) That Party A has disclosed to Party B any and all contracts, government approvals, permits, or documents that restrict its assets or business, which may have a material adverse effect on its ability to fully perform its obligations hereunder, and that there is no misrepresentation or omission of any important facts in the documents previously provided by Party A for Party B.

5.2 Party B warrants and promises:

(1) That it is a company legally incorporated and validly existing under the Chinese laws with a separate legal personality; and that it has complete and independent legal status and capacity, and has obtained appropriate authorization to execute, deliver and perform the Agreement, and can independently act as a subject of litigation.

(2) That its execution and performance of the Agreement does not violate any laws or regulations, government approvals, authorizations or any other government regulations that are binding upon or affects it, any other agreement it has concluded with any third party, or any promise it has made to any third party.

(3) That it has obtained all licenses and qualifications required for its business and will maintain the continuous validity of such licenses and qualifications during the Service Term.

(4) That it will actively cooperate with Party A in the latter’s provision of the Services, including, but not limited to, signing relevant documents, going through relevant procedures, and providing necessary support.

(5) That it will not accept any same or similar services provided by any third party, or sign any other similar agreements or make similar commitments to or arrangements with third parties during the Service Term without the prior written consent of Party A.

(6) That it will not dispose of any asset, business or equity by means of sale, transfer, donation or otherwise, place any encumbrance on any asset (including, but not limited to, mortgage, pledge, lien, etc.), or provide any guarantee to any third party without the prior written consent of Party A, except as required by daily business operations.

(7) That it will not increase or reduce capital, consolidate, merge or establish any joint entity with any third party, or acquire/control, or be acquired/controlled by, any third party without the prior written consent of Party A.

(8) That it agrees that Party A has the right to appoint any of its directors, supervisors, executives and/or necessary management personnel, and that it will cooperate with such appointments at its own expense.

(9) That it agrees that Party A has the right to check its financial situation at any time and to conduct audits or due diligence on it directly or via a third-party agency, and that it will cooperate in providing all materials and assistance required for such audits or due diligence.

(10) That it agrees that it will perform all of its obligations under the Exclusive Option Agreement (this agreement is signed by Party B, Party B’s shareholders and Party A) at the request of Party A from the date when Party A can directly hold all of its equity and continue to operate its business legally.

Article 6 Liability for Breach of Contract

Except as otherwise provided herein, if either Party (the “Breaching Party”) fails to perform any of its obligations hereunder or otherwise violates the Agreement, the other Party (the “Aggrieved Party”) ): (a) may send the Breaching Party a written notice explaining the nature and scope of such breach, and request the Breaching Party to remedy the breach, at the expense of the Breaching Party, within a reasonable period specified in the notice (the “Remedy Period”); or, if the Breaching Party fails to remedy the breach within the Remedy Period, may require the Breaching Party to bear any and all liabilities incurred by such breach, to compensate for any and all of its actual economic losses incurred by such breach, including, but not limited to, any and all attorney fees, litigation fees or arbitration fees arising from any litigation or arbitration procedures in connection with the breach, may require the Breaching Party to enforce its obligations hereunder, and may request the competent arbitration institution or court to order the actual performance and/or enforcement of the terms agreed herein ; or (b) may terminate the Agreement, and require the Breaching Party to bear any and all liabilities incurred by the breach, and to compensate for any and all damages.

Article 7 Applicable Law and Dispute Resolution

7.1 The Agreement and its annexes and supplementary agreements shall be governed by the relevant laws and regulations of the Chinese Mainland in terms of their conclusion, validity, interpretation, performance, modification, termination and cancellation, dispute resolution, and any other matters not covered herein.

7.2 If any dispute arises from the interpretation and performance of the Agreement, both Parties shall negotiate in good faith to resolve the dispute. If the two Parties fail to reach an agreement on the dispute resolution within thirty (30) days after either Party requests to resolve the dispute through negotiations, either Party may bring the dispute in question to the competent people’s court where the Agreement is signed.

7.3 If any dispute arises from the interpretation and performance of the Agreement, or is in the process of litigation, both Parties shall continue to exercise and perform their respective rights and obligations hereunder, except for the matters in dispute.

7.4 In the event of any release of or any change in any law or regulation of China or any change in the interpretation or application of such laws and regulations at any time from the date of signing of the Agreement, the following shall apply, to the extent permitted by the laws of China: (a) if the said release or change is more favorable for either Party than the laws, regulations, ordinances or provisions valid on the date of signing of the Agreement (without any severely adverse impact on the other Party), both Parties shall, in a timely manner, apply for the benefits brought by the said release or change, and use their best endeavors to obtain the approval of the application; or (b) if the said release or change has any severely adverse impact, directly or indirectly, on any economic interest hereunder of either Party, the Agreement continue to be executed in accordance with the original terms. Both Parties shall use all legal means to obtain an exemption from compliance with the release or change. If such adverse impact cannot be resolved in accordance with the Agreement, the affected Party shall notify the other Party, and both Parties shall negotiate in a timely manner and make any and all necessary modifications to the Agreement to maintain the economic benefits hereunder of the affected Party.

Article 8 Force Majeure

8.1 “Force majeure” refers to an unforeseeable, unavoidable and insurmountable event which makes either Party unable to perform all or part of the Agreement. Such events include, but are not limited to, earthquakes, typhoons, floods, wars, strikes, riots, government actions, legal regulations or changes in their application.

8.2 If a force majeure event occurs, the obligations of either Party hereunder affected by the event shall be automatically suspended during the delay caused by the event, and its performance period shall be automatically extended. During the suspension period, neither Party shall be punished or liable for that. In the event of force majeure, both Parties shall immediately conduct consultations to seek a fair solution and make every reasonable effort to minimize the impact of force majeure.

Article 9 Notification

9.1 All notices and other communications required or permitted to be sent in accordance with the Agreement shall be delivered by hand or by postage prepaid registered mail, commercial courier service or fax to the following addresses and fax numbers of the Parties. For each notice, a confirmation shall also be sent by e-mail. The date on which such notices are deemed to have been effectively served shall be determined as follows:

(1) If a notice is delivered by hand, courier service or postage prepaid registered mail, it shall be deemed to have been effectively served at the designated receiving address of the notice on the date of being dispatched or rejected.

(2) If a notice is sent by fax, it shall be deemed to have been effectively served on the date of successful transmission (subject to the transmission confirmation message automatically generated).

Article 10 Miscellaneous

10.1 Any changes, amendments, or supplements to the Agreement must be agreed upon by both Parties, and a written agreement shall be signed separately before they become effective. If the Agreement conflicts with any other agreements previously signed by both Parties or with the articles of association of the Target Company under the Exclusive Option Agreement, the Agreement shall prevail.

10.2 If either Party fails or delays to exercise any of its rights hereunder, it shall not constitute its waiver of the said right.

10.3 The Agreement is binding upon the successors of both Parties. Without the prior written consent of Party A, Party B shall not transfer all or part of its rights and obligations hereunder. Notwithstanding the foregoing, Party B agrees that Party A can transfer all or part of its rights and obligations hereunder to any third party at any time, and the terms herein shall continue to be binding upon the third party and Party B.

10.4 The Agreement shall come into effect after both Parties have signed or affixed their seals on it. The Agreement is original in duplicate, with each Party holding one, and all of such counterparts shall have the same force and effect.

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(Signature Page)

Party A (seal): Qingdao Zecan Information Technology Co., Ltd [Company Seal Affixed Here]

Party B (seal): Shanghai Fendan Information Technology Co., Ltd [Company Seal Affixed Here]

Annex I: Calculation and Payment of Service Fee

1. Both Parties agree that Party B shall pay Party A the Service Fee hereunder on a quarterly basis, and that the Service Fee shall be determined by both Parties based on the actual Services provided. In principle, the Service Fee shall be the balance of the total income of Party B after a deduction of any and all necessary expenses, fees and taxes other than the Service Fee of Party A, an offset of the previous years’ losses (if any), and a deduction of other statutory retained amounts. Party B shall provide Party A with its financial statements and business data of each quarter within thirty (30) days following the end of the quarter.

2. The amount of the Service Fee should be determined based on the following factors:

(1) The difficulty of technological development and the complexity of consulting and management services;

(2) The duration required for Party A to provide such technology development and consulting and management services;

(3) The specific contents and commercial values of such technology development and consulting and management services; and

(4) The market price of similar services.

3. The Service Fee shall be the amount confirmed in writing by Party A each time. Party A has the right to adjust the amount and payment terms of the Service Fee according to actual situations, and Party B shall cooperate unconditionally. The above Service Fee shall be credited to the bank account designated by Party A by remittance or otherwise approved by both Parties after Party A sends a payment notice to Party B. Party A may change such payment notices from time to time. Both Parties agree that, in principle, the payment of the above Service Fee shall cause no business difficulties of either Party in the current year. For the above purpose, and to the extent of fulfilling the above principle, Party A has the right to agree to Party B’s postponement of payment to avoid any financial difficulties of Party B; and Party A also has the right to make any other adjustments to the Service Fee that it deems reasonable, provided that it sends a prior written notice to Party B.

4. Within thirty (30) days following the end of each year, Party B shall provide Party A with its financial statements and all operating records, business contracts and financial information of the year. If Party A questions such financial information provided by Party B, it can audit or entrust a third party to audit Party B, and Party B shall cooperate unconditionally.